Exhibit 99.1

FOR IMMEDIATE WORLDWIDE RELEASE

For Further Information, Contact:

John J. Millerick

Senior Vice President, CFO & Treasurer

(978) 326-4000

Paul M. Roberts

Director of Communications &

Investor Relations

(978) 326-4213

proberts@analogic.com

Analogic Corporation Announces Revenues and Earnings for Its Fourth Quarter and

Fiscal Year Ended July 31, 2008

PEABODY, MA (September 25, 2008) – Analogic Corporation (NASDAQ: ALOG), a leading designer and manufacturer of high-precision health and security imaging equipment, today announced revenues and earnings for its fourth quarter and fiscal year ended July 31, 2008.

Financial highlights of the fiscal year and quarter include:

Fiscal Year

•	Revenues of $413.5 million, up $72.7 million, or 21% over the prior fiscal year

•	Income from Operations of $24.3 million, up 22.0 million or 946%

•	Net Income of $23.5 million, up $8.1 million, or 53%

•	Earnings Per Share:

•	GAAP: $1.77 per diluted share

•	Non-GAAP: $2.26 per diluted share

Fourth Quarter

•	Revenues of $117.1 million, up $24.2 million, or 26%, over the prior year’s fourth quarter

•

Income from Operations of $2.5 million, down $0.4 million, primarily due to voluntary retirement and restructuring costs of $4.0 million and charges related to the acquisition of Copley Controls Corporation of $3.2 million

•	Net Income of $3.3 million, down $5.0 million, further impacted by $2.1 million lower interest income and $2.0 million lower gain on sale of other investments from prior year’s fourth quarter

•	Earnings Per Share:

•	GAAP: $0.25 per diluted share

•	Non-GAAP: $0.55 per diluted share

•	Medical Technology revenues grew 27%

•	Security Technology revenues grew 27%

Revenues for the fiscal year ended July 31, 2008, were $413,509,000, compared with the prior year’s revenues of $340,782,000, an increase of $72,727,000, or 21%. Income from operations on a GAAP basis was $24,311,000, up $21,986,000, or 946%, from a year earlier. GAAP net income was $23,486,000, or $1.77 per diluted share, compared with $15,380,000, or $1.10 per diluted share, for the same period a year ago, an increase of $8,106,000, or 53%. GAAP net income for the fiscal year ended July 31, 2008 includes a pre-tax charge of $4,016,000 related to voluntary retirement and other restructuring costs, a pre-tax charge of $4,182,000 primarily related to amortization of Copley-acquisition-related intangible assets and inventory fair value adjustments, and a gain of $2,000,000 from the sale of 20% of the Company’s 45% equity interest (for a remaining interest of 25%) in Shenzhen Anke High Tech Co. Ltd.

During the fiscal year ended July 31, 2007, the Company recorded pre-tax charges of $9,705,000 related to asset impairments as well as dividend income and a gain on the sale of the Company’s 17% ownership in Bio-Imaging Research, Inc. totaling $4,036,000.

Income from operations on a non-GAAP basis for the fiscal year ended July 31, 2008, was $36,913,000, up 118% from a year earlier. Non-GAAP net income for the fiscal year ended July 31, 2008, was $29,956,000, or $2.26 per diluted share, compared to non-GAAP net income of $22,176,000, or $1.60 per diluted share, for last year.

Non-GAAP financial measures exclude the impact of certain items. A description of these non-GAAP financial measures and a reconciliation of all GAAP to non-GAAP financial measures are presented in the financial tables at the end of this news release.

Revenues for the fourth quarter ended July 31, 2008, were $117,140,000, compared with the prior year’s fourth-quarter revenues of $92,933,000, an increase of $24,207,000, or 26%. Income from operations on a GAAP basis was $2,448,000, down $404,000 from the prior year’s fourth quarter. GAAP net income for the quarter ended July 31, 2008, was $3,272,000, or $0.25 per diluted share, compared with $8,322,000, or $0.60 per diluted share, for the prior year’s fourth quarter.

Income from operations on a non-GAAP basis for the quarter ended July 31, 2008, was $10,680,000, up 106% from the same quarter last year. Non-GAAP net income was $7,245,000, or $0.55 per diluted share, compared to $6,612,000, or $0.48 per diluted share, for the same quarter last year. Both GAAP and Non-GAAP net income include significant unfavorable effects of lower interest income and a higher tax rate versus the prior year.

During the fourth quarter ended July 31, 2008, Analogic announced the completion of a restructuring program to lower the Company’s cost structure going forward. The program included a reduction in force that resulted in a one-time charge of $597,000, and a voluntary retirement program that resulted in a one-time charge of $3,419,000 in the fourth quarter. The Company also announced that it is amortizing Copley-acquisition-related intangible assets and inventory fair value adjustments, which resulted in a $3,156,000 charge in the fourth quarter.

Also during the fourth quarter the Company recognized a gain of $2,000,000 before taxes from the sale to Chonqing Anke Medical Equipment Co. of 20% of its existing 45% equity interest (for a remaining interest of 25%) in Shenzhen Anke High Tech Co. Ltd.

During the fourth quarter of the year ended July 31, 2007, the Company recognized a gain of $4,036,000 before taxes from the sale of its 17% ownership interest in Bio-Imaging Research, Inc., and related dividend income.

Jim Green, Analogic President and CEO, said “I am very pleased with the Company’s achievements during FY2008. We were successful in accelerating growth of our Medical and Security Technology businesses, returning our Security Technology business to profitability, moving Digital Radiography to breakeven in the fourth quarter, completing the acquisition of Copley Controls, and making investments in technology, our channel, and our employees.

“With respect to the fourth quarter, we realized solid growth in revenues. Medical technology revenues were $101,274,000, up 27% over the prior year’s fourth quarter, in large part due to the addition of Copley’s revenues for a full quarter, and solid growth in Digital Radiography revenues. Ultrasound systems revenues were up as well, driven partly by favorable exchange rates. Security Technology revenues were up 27% from the prior fourth quarter.”

“This has been a quarter with several significant milestones,” said Green. “The integration of Copley Controls is proceeding according to plan. On a go-forward basis, we expect Copley to make a strong contribution to our profitability. Digital Radiography broke even in the fourth quarter for the first time. During the quarter, we received two major contracts from an OEM to supply new CT Data Acquisition Systems and a major OEM customer introduced a line of 3-Tesla MRI systems incorporating our new AN8135 solid-state RF amplifier. As announced earlier, we completed a significant restructuring in the quarter, which makes us a leaner and more productive organization.

We are a stronger, leaner business, and better prepared for the future, and look forward to exciting opportunities in 2009 and beyond to build on Analogic’s long-term success as The World Resource for Health and Security Technology.”

Use of Non-GAAP Financial Measures

This presentation includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results. An explanation and a reconciliation of our non-GAAP measures are provided at the end of this press release.

Conference Call

Analogic will conduct an investor conference call on Thursday, September 25, at 11:00 a.m. ET to discuss the fourth-quarter and fiscal year 2008 results and recent developments. To participate in the conference call dial 1-866-823-6992 (toll free), or 1-334-323-7225 for international callers, approximately five to ten minutes before the conference call is scheduled to begin. Inform the operator that you wish to join the Analogic conference call, passcode 03391. You will then be asked for your name, organization, and telephone number and be connected to the conference call. Presentation materials with quarterly and fiscal year financial information will be posted on the Company’s website at www.analogic.com. To listen to the live audio webcast, visit www.analogic.com approximately five to ten minutes before the conference is scheduled to begin.

A replay of the conference call webcast will be archived on the Company’s website at www.analogic.com approximately three hours after the call is completed and will be available through Thursday, October 16, 2008.

A telephone digital replay will be available approximately two hours after the call is completed through midnight (ET) Thursday, October 16, 2008. To access the digital replay, dial 1-877-919-4059 (toll free), or 1-334-323-7226 for international callers. The conference ID number is 36252325. For more information on the conference call, visit www.analogic.com, call Paul M. Roberts, Director of Communications & Investor Relations, at 978-326-4213, or email proberts@analogic.com.

Analogic Corporation is a leading designer and manufacturer of advanced health and security systems and subsystems sold primarily to Original Equipment Manufacturers (OEMs). The Company is recognized worldwide for advancing the state of the art in Automatic Explosives Detection, Computed Tomography (CT), Digital Radiography (DR), Ultrasound, Magnetic Resonance Imaging (MRI), Patient Monitoring, and Advanced Signal Processing.

Forward-Looking Statements

This press release contains the Company’s or management’s intentions, hopes, beliefs, expectations or predictions. These are considered “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. Forward-looking statements (statements that are not historical facts) in this presentation are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements, including statements about product development, market and industry trends, strategic initiatives, regulatory approvals, sales, profits, expenses, price trends, research and development expenses and trends, and capital expenditures involve risk and uncertainties. Actual results may differ materially from those indicated by such statements as a result of various factors, including those discussed in the Company’s periodic reports filed with the SEC under the heading “Risk Factors.” In addition, the forward-looking statements included in this press release represent the Company’s views as of September 25, 2008. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to September 25, 2008.

Consolidated Statements of Operations (GAAP) (in thousands, except per share data)

	Three Months Ended July 31,		Twelve Months Ended July 31,
	(Unaudited)		(Audited)
	2008	2007	2008	2007
Net revenue:
Products	$110,797	$83,070	$388,506	$312,921
Engineering	3,362	6,722	14,089	17,182
Other	2,981	3,141	10,914	10,679

Total net revenue	117,140	92,933	413,509	340,782

Cost of sales:
Products	70,908	50,928	240,657	192,572
Engineering	3,686	6,450	14,480	15,736
Other	1,937	1,797	7,274	6,634
Asset impairment charges	—	—	—	8,625

Total cost of sales	76,531	59,175	262,411	223,567

Gross margin	40,609	33,758	151,098	117,215

Operating expenses:
Research and product development	13,544	11,186	48,947	46,955
Selling and marketing	10,319	8,622	34,528	30,066
General and administrative	10,282	11,098	39,296	36,789
Voluntary retirement and other restructuring costs	4,016	—	4,016	—
Asset impairment charges	—	—	—	1,080

Total operating expenses	38,161	30,906	126,787	114,890

Income from operations	2,448	2,852	24,311	2,325

Other (income) expense:
Interest income, net	(1,108)	(3,223)	(7,935)	(12,755)
Equity loss in unconsolidated affiliates	—	80	—	667
Gain on sale of other investments	(2,000)	(4,036)	(2,084)	(4,036)
Other, net	291	(32)	(715)	(226)

Total other income	(2,817)	(7,211)	(10,734)	(16,350)

Income before income taxes	5,265	10,063	35,045	18,675
Provision for income taxes	1,993	1,741	11,559	3,295

Net income	$3,272	$8,322	$23,486	$15,380

Net income per share:
Basic	$0.24	$0.60	$1.78	$1.11

Diluted	0.25	0.60	1.77	1.10

Dividends declared per share	$0.10	$0.10	$0.40	$0.40
Weighted-average shares outstanding:
Basic	13,234	13,670	13,180	13,814
Diluted	13,352	13,842	13,290	13,946

Condensed Consolidated Balance Sheets (GAAP) (in thousands)

	July 31, 2008	July 31, 2007
	(Audited)	(Audited)
Assets:
Cash, cash equivalents, and marketable securities	$186,442	$228,545
Accounts receivable, net	66,573	58,926
Inventories	79,197	54,413
Other current assets	28,714	23,558

Total current assets	360,926	365,442
Property, plant, and equipment, net	90,405	80,482
Other assets	59,834	13,217

Total Assets	$511,165	$459,141

Liabilities and Stockholders’ Equity:
Accounts payable	$28,329	$21,734
Accrued liabilities	34,552	26,570
Advance payments and deferred revenue	10,785	11,517
Accrued income taxes	—	5,507

Total current liabilities	73,666	65,328

Long-term liabilities	8,993	456

Stockholders’ equity	428,506	393,357

Total Liabilities and Stockholders’ Equity	$511,165	$459,141

UNAUDITED SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP MEASURES

The Company provides non-GAAP gross margin, non-GAAP operating expenses, non-GAAP other (income) expense, non-GAAP income before taxes, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company’s operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Share-based compensation expense. The Company incurs expense related to share-based compensation included in its GAAP presentation of cost of sales, research and development, selling and marketing, and general and administrative expense. Although share-based compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates, and the expected term and forfeiture rates of the awards. In accordance with SFAS No. 123R, share-based compensation expense is calculated as of the grant date of each share-based award, and generally cannot be changed or influenced by management after the grant date. Management believes that exclusion of these expenses allows comparisons of operating results that are consistent between periods and allows comparisons of the Company’s operating results to those of other companies that disclose non-GAAP financial measures that exclude share-based compensation.

Asset impairment charges. As a result of continuing losses in its Digital Radiography systems business and the related business outlook, the Company evaluated the net realizability of all of the related assets at October 31, 2006. As a result, the Company recorded an asset impairment charge of $9,705,000 associated with the write-down of the Company’s Digital Radiography systems business assets to their estimated fair values as a group based upon the present value of estimated future cash flows of the business. Management believes these charges should be excluded in the non-GAAP results because they are one-time items not associated with the ongoing operations of the business.

Voluntary retirement and other restructuring costs. The Company continuously strives to improve its operating efficiency. During the three months ended July 31, 2008, the Company offered a one-time voluntary retirement program to certain eligible U.S. employees. In addition, the Company terminated 32 employees in its Peabody, Massachusetts facility. Total cost of these activities was $4,016,000 in the three and twelve months ended July 31, 2008. Management believes that exclusion of these expenses allows for comparisons of operating results that are consistent over time.

Executive transition expenses. In November 2006, John W. Wood Jr. resigned as President of the Company and was temporarily replaced by Bernard M. Gordon, who was appointed as our Executive Chairman, in which capacity he served as both our principal executive officer and Chairman of the Board. James W. Green was appointed as our President and CEO on May 21, 2007, replacing Mr. Gordon as our principal executive officer. Since his arrival Mr. Green has made and is continuing to make a number of changes in the senior leadership team reporting to him. As such, the Company has incurred charges for severance, executive search, relocation and other related expenses. Management believes these charges should be excluded from the non-GAAP results because they are one-time items not associated with the ongoing operations of the business.

Acquisition related expenses. The Company incurs amortization of intangibles and other expenses related to acquisitions, including the recent acquisition of Copley Controls Corporation. The intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Management believes that exclusion of these expenses allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses.

Gain on sale of investments and other. During the three months ended October 31, 2007, the Company received $84,000 as an initial escrow payment related to the sale of its interest in Bio-Imaging Research (“BIR”) during the three months ended July 31, 2007, which it recorded as other income in the twelve months ended July 31, 2008. On December 7, 2007, the Company received $555,000 from its insurance company as reimbursement for legal fees incurred in relation to an indemnification matter related to the Company’s sale of its wholly owned subsidiary Camtronics Medical Systems, Ltd. in November 2005. The $555,000 gain was recorded as other income during the twelve months ended April 30, 2008. On January 30, 2008, the Company agreed to sell to Chonqing Anke Medical Equipment Co., 20% of its existing 45% equity interest (for a remaining interest of 25%) in Shenzhen Anke High Tech Co. Ltd (“SAHCO”) for aggregate compensation of $2,000,000. The Company recognized a $2,000,000 gain in other (income) expense during the three months ended July 31, 2008 when the cash was received. On November 1, 2006, the Company sold certain assets of AnaSky and its obligation to service sold products for a purchase price of $405,000. The $405,000 includes $225,000 in cash paid at closing, $150,000 in cash paid after the closing for additional inventory, and the assumption of $30,000 in liabilities. The Company recorded a gain of $205,000 from the sale in the twelve months ended July 31, 2007. During May 2007, the Company received a dividend from BIR and sold its entire ownership interest in BIR. The Company recorded income before taxes on the dividend and sale of $4,036,000 in the three and twelve months ended July 31, 2007. These gains have been presented as a non-GAAP item for the related periods as management believes they are one-time items not associated with the on-going operations of the business.

Adjustments for related tax impact. For purposes of calculating non-GAAP net income and non-GAAP diluted earnings (losses) per share, management adjusts the provision (benefit) for income taxes to tax effect the non-GAAP adjustments described above as they have a significant impact on the Company’s income tax provision (benefit).

Management excludes the above-described expenses and their related tax impact in evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making, however these non-GAAP financial measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Further, these non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.

The following table reconciles the non-GAAP financial measures to their most directly comparable GAAP financial measures.

(in thousands, except per share data)

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2008	2007	2008	2007
GAAP Gross Margin	$40,609	$33,758	$151,098	$117,215
Share-based compensation	78	41	213	157
Acquisition related expense	2,614	—	3,136	—
Asset impairment charges	—	—	—	8,625

Non-GAAP Gross Margin	$43,301	$33,799	$154,447	$125,997

Percent of Total Revenue	37.0%	36.4%	37.4%	37.0%

GAAP Operating Expenses	$38,161	$30,906	$126,787	$114,890
Share-based compensation	(982)	(670)	(3,138)	(1,556)
Executive transition	—	(762)	(1,053)	(1,299)
Acquisition related expense	(542)	(848)	(1,046)	(1,919)
Voluntary retirement and other restructuring costs	(4,016)	—	(4,016)	—
Asset impairment charges	—	—	—	(1,080)

Non-GAAP Operating Expenses	32,621	28,626	117,534	109,036

Percent of Total Revenue	27.8%	30.8%	28.4%	32.0%

GAAP Income (Loss) from Operations	$2,448	$2,852	$24,311	$2,325
Share-based compensation	1,060	711	3,351	1,713
Executive transition	—	762	1,053	1,299
Acquisition related expense	3,156	848	4,182	1,919
Voluntary retirement and other restructuring costs	4,016	—	4,016	—
Asset impairment charges	—	—	—	9,705

Non-GAAP Income from Operations	10,680	5,173	36,913	16,961

Percent of Total Revenue	9.1%	5.6%	8.9%	5.0%

GAAP Other (Income) Expense	$(2,817)	$(7,211)	$(10,734)	$(16,350)

Gain on sale of other investments	2,000	4,036	2,639	4,241

Non-GAAP Other (Income) Expense	(817)	(3,175)	(8,095)	(12,109)

GAAP Income Before Income Taxes	$5,265	$10,063	$35,045	$18,675
Share-based compensation	1,060	711	3,351	1,713
Executive transition	—	762	1,053	1,299
Acquisition related expense	3,156	848	4,182	1,919
Voluntary retirement and other restructuring costs	4,016	—	4,016	—
Asset impairment charges	—	—	—	9,705
Gain on sale of other investments	(2,000)	(4,036)	(2,639)	(4,241)

Non-GAAP Income Before Income Taxes	11,497	8,348	45,008	29,070

Percent of Total Revenue	9.8%	9.0%	10.9%	8.5%

GAAP Net Income	$3,272	$8,322	$23,486	$15,380
Share-based compensation	711	338	2,299	1,084
Executive transition	—	482	665	846
Acquisition related expense	1,990	535	2,637	1,210
Voluntary retirement and other restructuring costs	2,533	—	2,533	—
Asset impairment charges	—	—	—	6,156
Gain on sale of other investments	(1,261)	(3,065)	(1,664)	(2,500)

Non-GAAP Net Income	7,245	6,612	29,956	22,176

Percent of Total Revenue	6.2%	7.1%	7.2%	6.5%

GAAP Diluted EPS	$0.25	$0.60	$1.77	$1.10
Effect of non-GAAP adjustments	0.30	(0.12)	0.49	0.50

Non-GAAP Diluted EPS	$0.55	$0.48	$2.26	$1.60